Exhibit 99.1

Sterling National Bank Announces Closing of Subordinated Notes Offering; Offering of $65 Million

MONTEBELLO, NY—(Marketwired)—September 2, 2016—Sterling National Bank (the “Bank”), a wholly owned subsidiary of Sterling Bancorp (NYSE: STL), today announced the closing of the previously announced private offering of $65 million aggregate principal amount of its 5.25% fixed-to-floating rate subordinated notes due 2026 (the “Notes”). The offering is a reopening of the Bank’s previous offering of $110 million aggregate principal amount of 5.25% fixed-to-floating rate subordinated notes due 2026, which closed on March 29, 2016 (the “Existing Notes”). The Notes will have terms that are identical to the terms of the Existing Notes (other than the date of settlement and the offering price), will have the same CUSIP and ISIN numbers as the Existing Notes, and will trade interchangeably with the Existing Notes. The original issue date of the Notes is March 29, 2016.

The Notes are fully fungible with, rank equally in right of payment with, and form a single series with, the Existing Notes. The Notes are unsecured, subordinated obligations of the Bank and are subordinated in right of payment to all of the Bank’s existing and future senior indebtedness, including claims of depositors and general creditors, and will rank equally in right of payment with the Existing Notes and any other unsecured, subordinated indebtedness that the Bank incurs in the future that ranks equally with the Notes. The Notes will bear interest at a fixed rate per annum of 5.25%, payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2016, until April 1, 2021. From and including April 1, 2021, the Notes will bear interest at a floating rate per annum equal to three-month LIBOR plus 3.937%, payable quarterly on January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2021, through maturity or earlier redemption. The Notes will mature on April 1, 2026, unless earlier redeemed in accordance with their terms.

The Notes are redeemable by the Bank, in whole or in part, on April 1, 2021, and on each interest payment date thereafter. The Notes are also redeemable by the Bank, in whole but not in part, at any time upon certain specified events. Any redemption will be at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest, and will be subject to, and require, prior regulatory approval. The Notes are not subject to early repayment at the option of holders thereof.

The Bank intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, funding potential acquisitions and other strategic business opportunities. As with the Existing Notes, the Notes are intended to qualify as Tier 2 capital for regulatory purposes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and will be issued in reliance upon an exemption under Section 3(a)(2) of the Securities Act. The Notes may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act. This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Notes are not savings accounts or deposits of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Forward-Looking Statements

This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s and the Bank’s current expectations about their future results, plans, operations and prospects and involve certain risks, including the following: our ability to successfully implement strategic initiatives, grow revenues faster than we grow expenses, and to integrate and fully realize cost savings and other benefits we estimate in connection with acquisitions; a deterioration in general economic conditions, either nationally, internationally, or in

Source: Sterling Bancorp

our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp and the Bank in managing those risks. Other factors that could cause Sterling Bancorp’s and the Bank’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Sterling Bancorp Contact:

Luis Massiani, SEVP & Chief Financial Officer +1- 845-369-8040